Exhibit 25(2)(p)

June 20, 2005

Board of Trustees
Multi-Strategy Hedge Advantage
222 Broadway
27th Floor
New York, New York  10038

To the Board of Trustees:

      Merrill Lynch Investment Managers LLC ("MLIM") herewith purchases shares of beneficial interest of Multi-Strategy Hedge Advantage, a Delaware statutory trust (the "Fund"), in exchange for a capital contribution to the Fund of $100,000.

      In connection with such purchase, MLIM represents that such purchase is made for investment purposes by MLIM without any present intention of redeeming or selling such shares.

                                      Very truly yours,

                                      Merrill Lynch Investment Managers LLC

                                      By; Merrill Lynch Investment Manager, L.P.
                                             its Managing Member

                                      By: /s/ Donald C. Burke
                                          -------------------
                                      Name:  Donald C. Burke
                                      Title: Treasurer